UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2005
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

0-28298 (Commission File No.)	94-3154463 (IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
          On October 5, 2005, the board of directors of Onyx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), upon the recommendation of the compensation committee of the board of directors, adopted a form of Executive Change in Control Severance Benefits Agreement (the “Agreement”). The Agreement is intended to attract and retain key executive talent for the Company. The Board authorized the Company to enter into the Agreement with any present and future Chief Executive Officer, Executive Vice President, Senior Vice President or Vice President (each an “Executive”), and the Company anticipates that it will do so. Except as provided in the Agreement and explained below, the Agreement supersedes any other policy, plan, program or arrangement relating to severance benefits payable by the Company to the Executive.
          Under the Agreement, if an Executive’s employment with the Company terminates due to an “involuntary termination without cause” or a “constructive termination,” as those terms are defined in the Agreement, in either case within twenty-four (24) months following the effective date of a “change in control” (defined in the Agreement), an Executive will receive the following benefits:
(a) a lump sum cash payment equal to a multiple of his or her base salary and bonus determined by position, as follows: Chief Executive Officer — two (2) times base salary and bonus; Executive Vice President and Senior Vice President — one and one half (1 1/2) times base salary and bonus; and Vice President — one (1) times base salary and bonus;

(b) the Company shall pay (i) the projected COBRA premiums of the Chief Executive Officer for a period of twenty-four (24) months in a lump sum; and (ii) the premiums for the other Executives for such period of time determined by position as follows, or until such earlier date as the Executive shall secure subsequent employment that shall provide the Executive with health benefits: Executive Vice President and Senior Vice President — eighteen (18) months; and Vice President — twelve (12) months;

(c) continuation of payment of the premiums for the Executive’s group life insurance for the number of months determined by position as follows, or until such earlier date as the Executive shall secure subsequent employment that shall provide the Executive with life insurance benefits: Chief Executive Officer — twenty-four (24) months; Executive Vice President and Senior Vice President — eighteen (18) months; and Vice President —twelve (12) months;

(d) the Company shall pay for outplacement services for the Executive for a period of one (1) year following termination, not to exceed $40,000 for the Chief Executive Officer, $25,000 for Executive Vice Presidents and Senior Vice Presidents and $15,000 for Vice Presidents;

(e) all stock awards granted to the Executive on or after the effective date of the Agreement will vest in full and the Executive will have twelve (12) months following termination to exercise these stock awards (unless the stock award term expires prior to that time, in which case to the end of the stock award term); and

(f) in the event that any severance benefits paid pursuant to the Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents shall be entitled to a “gross-up payment” (defined in the Agreement). Notwithstanding the foregoing, no gross-up payment will be paid if a reduction in parachute payments by ten percent (10%) would cause no Excise Tax to be imposed on an Executive.
          Any stock awards held by an Executive that were granted on or after the effective date of any predecessor executive change in control severance benefits agreement (the “Predecessor Agreement”) and prior to the effective date of the Agreement (the “Prior Stock Awards”) shall continue to be governed by the Predecessor Agreement, as restated in the Agreement. The vesting of the Prior Stock Awards shall accelerate as follows:
(a) in the event of a “change in control” (defined in the Agreement), the vesting of fifty percent (50%) of the Prior Stock Awards shall be accelerated and shall be exercisable for twelve (12) months following any subsequent termination of the Executive’s employment (unless the Prior Stock Award term expires prior to that time, in which case to the end of the Prior Stock Award term); and

(b) if an Executive’s employment with the Company terminates due to an “involuntary termination without cause” or a “constructive termination,” as those terms are restated in the Agreement, in either case within thirteen (13) months following a “change in control,” the Prior Stock Award will vest in full and the Executive will have twelve (12) months following termination in which to exercise the Prior Stock Award (unless the Prior Stock Award term expires prior to that time, in which case to the end of the Prior Stock Award term).
          The foregoing descriptions are subject to, and qualified in their entirety by, the Agreement to be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
          On October 3, 2005 Nicole Vitullo resigned from the Company’s board of directors, effective at the close of business on October 4, 2005. On October 5, 2005, Corinne H. Lyle was appointed to serve on the Company’s board of directors as a Class II director until Onyx’s 2007 annual stockholders’ meeting. Ms. Lyle was also appointed to serve as chairman and financial expert of the audit committee of the Company’s board of directors.
          A copy of the press release announcing the appointment of Ms. Lyle to the board of directors and the resignation of Ms. Vitullo as a member of the board of directors is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
          Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at such Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(c)     Exhibits.

Number 99.1	Description Press Release titled “Onyx Pharmaceuticals Names Corinne H. Lyle to its Board,” dated October 6, 2005.

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: October 7, 2005	By:	/s/ Marilyn E. Wortzman
Marilyn E. Wortzman
Vice President, Finance and Administration

EXHIBIT INDEX

Number 99.1	Description Press Release titled “Onyx Pharmaceuticals Names Corinne H. Lyle to its Board,” dated October 6, 2005.